                      SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C.  20549

                      ----------------------------------


                                  FORM 8-K/A

                       AMENDMENT NO. 1 TO CURRENT REPORT
                    PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934



Date of report (Date of earliest event reported): March 19, 1998
                                                  (January 6, 1998)
                                                  ----------------


                         OPINION RESEARCH CORPORATION
       -----------------------------------------------------------------
              (Exact Name of Registrant as Specified in Charter)


          Delaware                    000-22554           22-3118960
       -----------------------------------------------------------------
      (State or Other Jurisdiction   (Commission      (IRS Employer
        of Incorporation)           File Number)      Identification No.)


23 Orchard Road, Skillman, NJ                             08558
------------------------------------------------------------------------
(Address of Principal Executive Offices)               (Zip Code)



Registrant's telephone number, including area code:(908) 281-5100
                                                   --------------

Item 2.  Acquisition of Assets.
         ---------------------

         On January 6, 1997 the Registrant filed with the Securities and Exchange Commission a Current Report on Form 8-K (the "January 8-K") regarding its acquisition of a portion of the assets of ProTel Marketing, Inc., an Illinois corporation ("ProTel"), pursuant to a certain Asset Purchase Agreement (the "Agreement"), dated as of January 6, 1998, by and among the Registrant, ORC ProTel, Inc., ProTel, Ruth Wolf, Janice Katz, Allen Wolf and David Katz.

         In accordance with Rule 3-05(b)(i) and Article 11 under Regulation S-X, as referenced by Items 7(a) and 7(b) of Form 8-K, the Registrant is required to furnish (i) the below-listed financial statements of Obdyke and (ii) certain pro forma information with regard to the Registrant in filing its Form 8-K. The Registrant hereby amends the January 8-K to file such financial statements and pro forma information, in accordance with Item 7(a)(4) of Form 8-K.

         (i)  The Balance Sheet of ProTel at December 31,
              1997 and December 31, 1996; and

         (ii) The Statement of Income and Statement of Cash Flow of ProTel for the years ended December
              31, 1997, December 31, 1996 and December 31, 1995.

Item 7. Financial Statements and Exhibits

Financial Statements of the acquired business.
----------------------------------------------

The following financial statements are included herein.

I. Financial Statements of Pro Tel Marketing, Inc.

-  Report of Independent Auditors

-  Balance Sheet as of December 31, 1997 and 1996

-  Statements of Income for the years ended December 31, 1997,
   1996 and 1995

-  Statements of Stockholders' Equity for the years ended
   December 31, 1997, 1996 and 1995

-  Statements of Cash Flows for the years ended December 31,
   1997, 1996 and 1995

-  Notes to Financial Statements

Pro forma financial information
-------------------------------

The following pro forma financial information is included herein:

I. Pro Forma Consolidated Financial Statements of Opinion
   Research Corporation

-  Introduction

-  Pro Forma Consolidated Balance Sheet - December 31, 1997
   (unaudited)

-  Pro Forma Consolidated Statement of Operations for the Year
   Ended December 31, 1997 (unaudited)

-  Notes to Pro Forma Consolidated Financial Statements

(c.) Exhibits

                                  Signatures
                                  ----------

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                      OPINION RESEARCH CORPORATION



    Dated:  March 19, 1998            By: /s/ John F. Short
                                          ---------------------------
                                          John F. Short
                                          Vice Chairman and
                                          Chief Financial Officer

                              Financial Statements

                            Pro Tel Marketing, Inc.

                        December 31, 1997, 1996 and 1995

                            Pro Tel Marketing, Inc.

                              Financial Statements

                        December 31, 1997, 1996 and 1995


                                    Contents

Report of Independent Auditors..........................................  1
Balance Sheets..........................................................  2
Statements of Income....................................................  3
Statements of Stockholders' Equity......................................  4
Statements of Cash Flows................................................  5
Notes to Financial Statements...........................................  6

                         Report of Independent Auditors


The Board of Directors and Stockholders
Pro Tel Marketing, Inc.

We have audited the accompanying balance sheets of Pro Tel Marketing, Inc. as of December 31, 1997 and 1996, and the related statements of income, stockholders' equity and cash flows for each of the three years in the period ended December 31, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Pro Tel Marketing, Inc. at December 31, 1997 and 1996, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 1997 in conformity with generally accepted accounting principles.


                                   /s/ Ernst & Young LLP

February 19, 1998

                            Pro Tel Marketing, Inc.

                                 Balance Sheets


                                                              DECEMBER 31
                                                            1997        1996
                                                       ------------------------

ASSETS
Current assets:
Cash and cash equivalents                                $1,342,393  $1,619,223
Accounts receivable                                       3,309,128   2,888,160
Prepaid and other current assets                              9,608      16,347
                                                       ------------------------
Total current assets                                      4,661,129   4,523,730

Property and equipment, net                                 727,257     973,497
Other assets                                                      -      16,934
                                                       ------------------------
                                                         $5,388,386  $5,514,161
                                                       ========================

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable                                         $  123,393  $  111,062
Accrued compensation                                        294,234     227,541
State income taxes payable                                   31,704      27,204
Deferred state income taxes                                  19,000      18,500
                                                       ------------------------
Total current liabilities                                   468,331     384,307


Stockholders' equity:
Common stock, no par value; 10,000 shares authorized,
 1,000 shares issued and outstanding                         50,000      50,000

Retained earnings                                         4,870,055   5,079,854
                                                       ------------------------
Total stockholders' equity                                4,920,055   5,129,854
                                                       ------------------------
                                                         $5,388,386  $5,514,161
                                                       ========================


See accompanying notes.

                            Pro Tel Marketing, Inc.

                              Statements of Income


                                                         YEAR ENDED DECEMBER 31
                                                    1997          1996          1995
                                              -----------------------------------------

Revenues                                        $14,420,037   $12,067,739   $10,830,921
Cost of revenues                                  8,694,713     7,290,033     6,082,246
                                              -----------------------------------------
Gross profit                                      5,725,324     4,777,706     4,748,675

Selling, general and administrative expenses      1,978,340     1,895,326     1,791,096
Depreciation and amortization                       339,804       357,120       338,585
                                              -----------------------------------------
Operating income                                  3,407,180     2,525,260     2,618,994

Other income, net                                   (93,952)      (99,785)     (123,461)
                                              -----------------------------------------
Income before income taxes                        3,501,132     2,625,045     2,742,455

Provision for income taxes                           31,500        22,900        39,600
                                              -----------------------------------------
Net income                                      $ 3,469,632   $ 2,602,145   $ 2,702,855
                                              =========================================


See accompanying notes.

                            Pro Tel Marketing, Inc.

                       Statements of Stockholders' Equity




                               COMMON STOCK                      TOTAL
                            -----------------    RETAINED    STOCKHOLDERS'
                              SHARES  AMOUNT     EARNINGS        EQUITY
                            ----------------------------------------------

BALANCE, JANUARY 1, 1995       1,000  $50,000  $ 5,716,554     $ 5,766,554
Net income                                       2,702,855       2,702,855
Dividends paid                                  (3,371,700)     (3,371,700)
                            ----------------------------------------------
BALANCE, DECEMBER 31, 1995     1,000   50,000    5,047,709       5,097,709
Net income                                       2,602,145       2,602,145
Dividends paid                                  (2,570,000)     (2,570,000)

BALANCE, DECEMBER 31, 1996     1,000   50,000    5,079,854       5,129,854
Net income                                       3,469,632       3,469,632
Dividends paid                                  (3,679,431)     (3,679,431)
                            ----------------------------------------------
BALANCE, DECEMBER 31, 1997     1,000  $50,000  $ 4,870,055     $ 4,920,055
                            ==============================================


See accompanying notes.

                            Pro Tel Marketing, Inc.

                            Statements of Cash Flows


                                                              YEAR ENDED DECEMBER 31
                                                         1997          1996          1995
                                                   -----------------------------------------

CASH FLOWS FROM OPERATING ACTIVITIES
Net income                                           $ 3,469,632   $ 2,602,145   $ 2,702,855
Adjustments to reconcile net income to net cash
 provided by operating activities:
Depreciation and amortization                            339,804       357,120       338,585
Deferred state income taxes                                  500        (4,100)       12,600
Change in operating assets and liabilities:
Accounts receivable                                     (420,968)     (104,642)      109,812
Prepaid and other assets                                  23,673        13,888       (11,189)
Accounts payable                                          12,331       (17,125)       (1,016)
Compensation payable                                      66,693        29,846        44,039
State income taxes payable                                 4,500           220        (9,064)
                                                   -----------------------------------------
Net cash provided by operating activities              3,496,165     2,877,352     3,186,622
                                                   -----------------------------------------

CASH FLOWS FROM INVESTING ACTIVITIES
Capital expenditures                                     (93,564)      (18,782)     (473,088)
                                                   -----------------------------------------
Net cash used in investing activities                    (93,564)      (18,782)     (473,088)
                                                   -----------------------------------------

CASH FLOWS FROM FINANCING ACTIVITIES
Distributions to stockholders                         (3,679,431)   (2,570,000)   (3,371,700)
                                                   -----------------------------------------
Net cash used in financing activities                 (3,679,431)   (2,570,000)   (3,371,700)
                                                   -----------------------------------------

 (Decrease) increase in cash and cash equivalents       (276,830)      288,570      (658,166)
Cash and cash equivalents at beginning of year         1,619,223     1,330,653     1,988,819
                                                   -----------------------------------------
Cash and cash equivalents at end of year             $ 1,342,393   $ 1,619,223   $ 1,330,653
                                                   =========================================

SUPPLEMENTAL CASH FLOW INFORMATION
Cash paid for income taxes                           $    26,500   $    26,780   $    36,064
                                                   =========================================


See accompanying notes.

1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

NATURE OF OPERATIONS AND BASIS OF PRESENTATION

Pro Tel Marketing, Inc. (the "Company") performs automated outbound and inbound telemarketing nation-wide for high profile, large volume clients with the major emphasis on outbound programs. Consumer-oriented programs include direct selling of services and/or products, credit card acquisition, insurance/insurance related programs, lead generation and market research. Business-to-business programs include direct selling of services and/or products, lead generation, customer retention, data base building and market research. The Company operates in one industry segment and has phone centers in Illinois, Kansas and Wisconsin.

REVENUE RECOGNITION

Revenues from services are recognized at the time services are performed. The Company grants credit primarily to large public companies and performs periodic credit evaluations of its clients' financial condition. The Company does not generally require collateral. As of December 31, 1997 and 1996, one client constituted 95% and 86%, respectively, of net accounts receivable. This client accounted for 93%, 85% and 83% of the Company's revenues for the years ended December 31, 1997, 1996 and 1995, respectively.

USE OF ESTIMATES

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

CASH EQUIVALENTS

The Company considers as cash equivalents all highly liquid debt instruments with an original maturity of three months or less when purchased.

PROPERTY AND EQUIPMENT

Property and equipment are stated at cost. Depreciation is provided using the straight-line method over the estimated useful lives of the related assets (5-7 years). Leasehold improvements are amortized using the straight-line method over their estimated lives or the remaining life of the lease, whichever is shorter.

INCOME TAXES

Deferred income tax assets and liabilities are computed annually for differences between the financial statement and tax basis of assets and liabilities that will result in taxable for deductible amounts in the future based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized. Income tax expense is the tax payable or refundable for the period plus or minus the change during the period in deferred tax assets and liabilities.

ADVERTISING

The Company advertises primarily through trade journals and trade publications. All advertising costs are expensed as incurred. Advertising expense was $33,000, $111,000 and $110,000 for the years ended December 31, 1997, 1996 and
1995, respectively.

2.  PROPERTY AND EQUIPMENT

Property and equipment consists of the following:


                                                         DECEMBER 31
                                                      1997          1996
                                                ---------------------------

Equipment                                         $ 2,134,027   $ 2,049,965
Furniture and fixtures                                182,985       173,483
Leasehold improvements                                149,486       149,486
Vehicles                                              363,161       363,161
                                                ---------------------------
                                                    2,829,659     2,736,095
Less accumulated depreciation and amortization     (2,102,402)   (1,762,598)
                                                ---------------------------
Property and equipment, net                       $   727,257   $   973,497
                                                ===========================

3.  INCOME TAXES

The Company is an "S" Corporation for federal income tax purposes. This election generally eliminates federal income taxes at the corporate level and profits are taxed directly to the Company's shareholders. Therefore, no provision for federal income taxes is included in the accompanying financial statements.

The Company is also an "S" Corporation for state income tax purposes. This election generally reduces state income taxes at the corporate level. The Company's shareholders are also taxed directly by various states on the Company's profits.

The provision (benefit) for income taxes consists of the following:

                                 YEAR ENDED DECEMBER 31
                                1997      1996     1995
                             ----------------------------

Current                        $31,000  $27,000   $27,000
Deferred                           500   (4,100)   12,600
                             ----------------------------
                               $31,500  $22,900   $39,600
                             ============================

Deferred state income taxes are primarily attributable to temporary differences which are not currently taxable for income tax purposes principally related to the use of the cash basis of reporting partially offset by differences between book and state tax depreciation and accrued expenses which are not currently deductible.

4.  COMMITMENTS AND CONTINGENCIES

The Company leases three facilities on long-term leases. Rent expense under these leases was approximately $528,000, $507,000 and $390,000 for the years ended December 31, 1997, 1996 and 1995, respectively. Real estate taxes, insurance and maintenance expenses generally are obligations of the Company and, accordingly, are not included as part of rental payments. It is expected that, in the normal course of business, leases that expire will be renewed or replaced by leases on similar properties.

Future minimum payments required under operating leases that have noncancelable lease terms in excess of one year are as follows:

1998                            $  475,870
1999                               488,690
2000                               280,140
2001                               165,470
Thereafter                               -
                              ------------
Total minimum lease payments    $1,410,170
                              ============

The Company is subject to legal proceedings which arise in the ordinary course of business. In the opinion of management and counsel, the ultimate amount of liability, if any, resulting from these actions will not materially affect the financial position or results of operations of the Company.

5.  SUBSEQUENT EVENTS

Pursuant to a Asset Purchase Agreement by and among Opinion Research Corporation's ("ORC") subsidiary ORC ProTel, the Company and its stockholders, dated January 6, 1998, ORC ProTel purchased certain assets (not including cash and accounts receivable) and assumed certain liabilities of the Company. The purchase price was comprised of cash of $10,000,000 and options to purchase 400,000 shares of common stock of ORC, with a provision that such options may, at the option of the holders, be returned to the Company for a cash payment of $2,000,000 on the second anniversary of the closing.

In addition, over the next three years, the stockholders may earn up to an additional $10,000,000 of cash payments, contingent upon the Company achieving certain future targets for revenues and earnings before interest, income taxes, depreciation and amortization.

6.  YEAR 2000 (UNAUDITED)

The Company's operational technology software package is considered Year 2000 compliant and, therefore, the Company does not believe any Year 2000 changes are needed for this package. Certain other systems are currently being assessed to determine their status with respect to the Year 2000 issue. The Company does not expect the conversion of such systems will have a significant effect on its operations or a material adverse impact on its financial statements.

Opinion Research Corporation


                  Pro Forma Consolidated Financial Statements
                                  (Unaudited)

The accompanying unaudited pro forma consolidated balance sheet of the Company as of December 31, 1997 gives effect to the acquisition of Pro Tel Marketing, Inc. completed by the Company subsequent to such date and financing of such acquisition, as if the transaction had occurred on December 31, 1997.

The accompanying unaudited pro forma consolidated statement of operations of the Company for the year ended December 31, 1997 gives effect to the acquisition and the financing thereof, as if all such transactions had occurred at the beginning of the period.

The unaudited pro forma consolidated financial statements are based upon certain assumptions and estimates which are subject to change. These statements are not necessarily indicative of the actual results of operations that might have occurred, nor are they necessarily indicative of expected results in the future.

The unaudited pro forma consolidated financial statements should be read in conjunction with the Company's historical Consolidated Financial Statements and related Notes filed as an Exhibit hereto.


                          Opinion Research Corporation
                      Pro Forma Consolidated Balance Sheet
                               December 31, 1997
                                  (Unaudited)
                            (Amounts in thousands)

                                           OPINION       PRO TEL
                                          RESEARCH     MARKETING,      PRO FORMA       PRO FORMA
                                        CORPORATION       INC.        ADJUSTMENTS    CONSOLIDATED
                                       ------------------------------------------------------------
ASSETS
Current assets:
Cash and cash equivalents                   $   160        $1,342    $10,543 (A)            $   160
                                                                     (10,543)(B)
                                                                      (1,342)(D)
Accounts receivable, net                     11,133         3,309     (3,309)(D)             11,133

Prepaid and other current assets              2,215            10                             2,225
                                       ------------------------------------------------------------
Total current assets                         13,508         4,661     (4,651)                13,518

Property and equipment, net                   5,041           727       (105)(D)              5,663
Capitalized production costs, net               145                                             145
Goodwill and other intangibles, net          12,379                   11,745 (E)             24,124
Other assets                                  1,407                                           1,407
                                       ------------------------------------------------------------
                                            $32,480        $5,388    $ 6,989                $44,857
                                       ============================================================

LIABILITIES AND STOCKHOLDERS'
 EQUITY
Current liabilities:
Accounts payable and accrued                $ 3,692        $  417      $(274)(D)            $ 3,835
 expenses
Advanced billings                             4,024                                           4,024
Short-term borrowings                         2,458                    3,876 (A)              5,791
Other current liabilities                        68            32        (32)(D)                 68
                                       ------------------------------------------------------------
Total current liabilities                    10,242           449      3,027                 13,718

Long-term debt                                4,194                    6,667 (A)             11,404
Deferred income taxes                           425            19        (19)(D)                425
Other liabilities                             1,259                                           1,259
                                       ------------------------------------------------------------
Total liabilities                            16,120           468     10,218                 26,806

Redeemable equity                                                      1,691 (C)              1,691

Stockholders' equity:
Common stock                                     42            50        (50)(F)                 42
Additional paid-in capital                   13,976                                          13,976
Retained earnings                             2,677         4,870     (4,870)(F)              2,677
Cumulative foreign currency                    (149)                                           (149)
 translation
Treasury stock                                 (186)                                           (186)
                                       ------------------------------------------------------------
Total stockholders' equity                   16,360         4,920     (4,920)                16,360
                                       ------------------------------------------------------------
                                            $32,480        $5,388    $ 6,989                $44,857
                                       ============================================================

                  The accompanying notes are an integral part
             of these pro forma consolidated financial statements.

                         Opinion Research Corporation
                Pro Forma Consolidated Statement of Operations
                     For the Year Ended December 31, 1997
                                  (unaudited)
               (Amounts, except per share amounts, in thousands)

                                         OPINION        PRO TEL
                                        RESEARCH      MARKETING,       PRO FORMA       PRO FORMA
                                       CORPORATION       INC.        ADJUSTMENTS     CONSOLIDATED
                                     ------------------------------------------------------------
Revenues                                    $56,673      $14,420                          $71,093
Cost of revenues                             34,374        8,695                           43,069
                                     ------------------------------------------------------------
Gross profit                                 22,299        5,725                           28,024

Selling, general and administrative          16,844        1,978        $107 (A)           18,929
 expenses
Depreciation and amortization                 2,654          340         767 (B)            3,761
                                     ------------------------------------------------------------
Operating income                              2,801        3,407        (874)               5,334

Interest expense, net                           674                      923 (C)            1,745
                                                                         148 (D)
Other income, net                                            (94)         94 (E)                -
                                     ------------------------------------------------------------
Income before income taxes                    2,127        3,501         (2,039)            3,589

Provision for income taxes                      976           31            554 (F)         1,561
                                     ------------------------------------------------------------
Net income                                  $ 1,151      $ 3,470        $(2,593)          $ 2,028
                                     ============================================================
Earnings Per Share:
     Basic                                  $  0.28                                       $  0.49
                                     ==============                            ==================
     Diluted                                $  0.28                                       $  0.49
                                     ==============                            ==================

                The accompanying notes are an integral part of
              these pro forma consolidated financial statements.
               (Amounts, except per share amounts, in thousands)

1.  BACKGROUND

Opinion Research Corporation, which was founded in 1938, provides market research , marketing services, and business information services. The Company offers a variety of products and services for clients in the North American, European, Asian and Latin American markets. The Company offers such services as customer satisfaction, market demand and forecasting, corporate image, competitive positioning, and telemarketing. Some products such as business panels and shared-cost programs are marketed independently as well as used by the Company to deliver the above listed services.

2.  HISTORICAL FINANCIAL STATEMENTS

The historical financial data presented in these pro forma consolidated financial statements represent the financial position and results of operations of (i) the Company as of and for the year ended December 31, 1997 and (ii) Pro Tel Marketing, Inc. as of and for the year ended December 31, 1997. Such data is derived from the respective financial statements of the Company and Pro Tel Marketing, Inc.

3.  ACQUISITION

The purchase price was comprised of a $10,000 cash payment and 400,000 options to purchase shares of the Company's common stock, with the provision that such options may, at the option of the holders, be returned to the Company for a cash payment of $2,000 ("Option Guarantee Obligation") on the second anniversary of the closing. The fair value of such options at the acquisition date is $1,691. The fair value of the assets acquired and liabilities was $632 and $143, respectively. The Company incurred $543 of costs related to the acquisition. Identifiable intangible assets valued at $1,250 are being amortized using the straight-line method over a period of five years. The excess consideration paid over the estimated fair value of net assets acquired amount to $10,495 has been recorded as goodwill to be amortized using the straight-line method over a period of fifteen years.

In addition, over the next three years, the sellers may earn up to an additional $10,000 of cash payments, contingent upon Pro Tel achieving certain future targets for revenues and earnings before interest, income taxes, depreciation and amortization. The pro forma adjustments presented do not give effect to any such contingent payments.


PRO FORMA ADJUSTMENTS

Balance sheet adjustments:

(a) Records the funding of the purchase price through borrowings under the Company's credit facility.

(b) Records the payment of the cash portion of the purchase price together with payments of closing costs.

(c) Records the Option Guarantee Obligation at its fair value.

(d) Records the elimination of assets not acquired and liabilities not assumed.

(e) Records the allocation of the purchase price over the estimated fair value of the net assets acquired, $1,250 for covenants not to compete and $10,495 for goodwill.

(f) Records the elimination of the stockholders' equity of Pro Tel
    Marketing, Inc.

Statement of operations adjustments:

(a) Adjusts the compensation to the former owners and executives of the acquired company to contractual levels of compensation.

(b) Adjusts depreciation of property and equipment based upon the adjusted carrying values of such assets and records the amortization (i) of the covenants not to compete over a period of five years; and (ii) of the excess or cost over net assets acquired attributable to the acquisition over a period of fifteen years.

(c) Records interest expense relating to the portion of the purchase price funded through borrowing under the Company's credit facility using a rate per annum of 8.75%.

(d) Records interest expense reflecting the accretion of the Option Guarantee Obligation at a rate per annum of 8.75%.

(e) To eliminate the historical non-operating income.

(f) Records an additional provision for income taxes at an effective tax rate of 40%.

5.  EARNINGS PER SHARE

Earnings per share is calculated by dividing the net income by the weighted average outstanding shares during the period. The weighted average outstanding shares during the period is calculated as follows:

Basic:
Shares outstanding December 31, 1997       4,144,164
                                         ===========

Dilutive:
Shares outstanding at December 31, 1997    4,145,866
                                         ===========